EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-202821, as amended) of DryShips Inc. and its related Prospectus of our reports dated April 27, 2016, with respect to the consolidated financial statements and schedule of DryShips Inc., and the effectiveness of internal control over financial reporting of DryShips Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2015.

/s/ Ernst & Young (Hellas) Certified Auditors-Accountants S.A.
Athens, Greece
April 27, 2016